QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WASHINGTON MUTUAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1201 Third Avenue, Suite 1500
Seattle, Washington 98101

March 20, 2002

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Washington Mutual shareholders that will be held on Tuesday, April 16, 2002, at 2:00 p.m., at The Paramount Theatre, 911 Pine Street, Seattle, Washington. I look forward to greeting as many of our shareholders as possible.

        As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors, the approval of the Washington Mutual, Inc. 2002 Employee Stock Purchase Plan, and the ratification of the appointment of the independent auditors for 2002. Please read the attached Proxy Statement carefully for information on the matters shareholders are being asked to consider and vote on.

        In addition to these specific matters, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.

        Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

Sincerely,

Kerry Killinger Chairman, President and Chief Executive Officer

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1500
Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 16, 2002

To the Shareholders of Washington Mutual, Inc.:

        The Annual Meeting of Shareholders of Washington Mutual, Inc. (the "Company") will be held on Tuesday, April 16, 2002, at 2:00 p.m., at The Paramount Theatre, 911 Pine Street, Seattle, Washington, for the following purposes:

  1.
  To elect five directors for a term of three years and one director for a term of two years;

  2.
  To approve the Company's 2002 Employee Stock Purchase Plan;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the independent auditors for 2002; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

  Your Board of Directors urges shareholders to vote FOR Items 1, 2 and 3.

        All of these proposals are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on March 1, 2002, will be entitled to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

William L. Lynch Secretary

March 20, 2002

IMPORTANT

        Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Washington Mutual the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

i

WASHINGTON MUTUAL, INC.
1201 Third Avenue, Suite 1500
Seattle, Washington 98101

PROXY STATEMENT
For 2002 Annual Meeting of Shareholders
To Be Held on Tuesday, April 16, 2002

        The Board of Directors is soliciting proxies to be voted at the Annual Meeting of Shareholders on April 16, 2002, at 2:00 p.m., and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Company anticipates that the Notice, this Proxy Statement and the form of proxy enclosed will first be sent to its shareholders on or about March 20, 2002.

Who Can Vote

          Only shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the Annual Meeting. As of March 1, 2002, the Company had 971,374,311 shares of Common Stock ("Common Stock") outstanding (including 18,000,000 shares of Common Stock held in escrow) and 2,000,000 Premium Income Equity Securities ("PIES") outstanding. Each share of Common Stock is entitled to one vote per share and each PIES (by virtue of the share of Series H Preferred Stock pledged to secure the obligations comprising each PIES) is entitled to one-tenth vote per PIES for each of the items properly presented at the Annual Meeting.

What You Are Voting on

          You are voting on:

  •
  The election of five directors for a term of three years (David Bonderman, Phillip D. Matthews, Mary E. Pugh, William G. Reed, Jr. and James H. Stever) and one director for a term of two years (Margaret Osmer-McQuade).
  •
  The approval of the Company's 2002 Employee Stock Purchase Plan.
  •
  The ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2002.

Votes Required/Voting Procedures

          Under Washington law, any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of Common Stock entitled to vote, present in person or by proxy at the Annual Meeting. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered shareholders who are present and entitled to vote, and will count toward the quorum.

          If a quorum exists at the Annual Meeting, each action proposed will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. Consequently, abstentions and broker non-votes will have no impact on any of the proposals set forth in the Notice of Annual Meeting.

Washington Mutual Plans

          If you are a participant in the Washington Mutual Equity Incentive Plan, the Washington Mutual, Inc. Retirement Savings and Investment Plan ("401(k) Plan"), the Washington Mutual, Inc. Employees' Stock Purchase Program, the Pioneer Savings Bank Employee Stock Ownership Plan and Trust, or the Retirement 401(k) Investment Plan of Dime Bancorp, Inc., you may direct the trustee or plan administrator how to vote the number of shares allocated to your account. The enclosed proxy indicates any Common Stock allocated to your account.

How You Can Vote

          If you hold your shares as a shareholder of record, you can vote in person at the Annual Meeting or you can vote via the Internet, by telephone or by mail as instructed by the enclosed proxy card. Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.

          If you own your shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement and the annual report. If you own your shares through a brokerage account or nominee, you cannot vote in person at the Annual Meeting unless you receive a proxy from the broker or the nominee.

How You May Revoke or Change Your Vote

          If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by submitting a new proxy card, (2) by delivering written notice to the Secretary of the Company before April 16, 2002, stating that you are revoking your proxy, or (3) by attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

Costs of Solicitation

          The Company will bear the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to mailing material, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, telegram or facsimile. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of approximately $10,000, plus reasonable out-of-pocket expenses.

Who Will Count the Vote

          Proxies and ballots will be received and tabulated by Automated Data Processing.

ITEM 1. ELECTION OF DIRECTORS

Nominees

        The Board of Directors of Washington Mutual currently consists of 17 directors, who are divided into three classes. The members of each class ordinarily serve three-year terms, with one class elected annually. The Board of Directors has nominated each of the following persons for election as a director to serve a three-year term expiring at the Company's Annual Meeting of Shareholders in the year indicated above such person's name, except that Ms. Osmer-McQuade has been nominated to serve a two-year term.

Term Ending 2004

Margaret Osmer-McQuade

Term Ending 2005

David Bonderman
Phillip D. Matthews
Mary E. Pugh
William G. Reed, Jr.
James H. Stever

        Each of the nominees has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Planning and Nominating Committee of the Board of Directors. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted in favor of the six nominees listed above.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE NOMINEES.

Directors

        The following table sets forth information regarding each of the Company's directors, including all nominees for election as a director. William P. Gerberding, a current director, will retire at the Annual Meeting. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

Name	Age	Company Director Since	Expiration of Term as Director
Douglas P. Beighle	69	1989	2003
David Bonderman	59	1997	2002
J. Taylor Crandall	48	1997	2003
Anne V. Farrell	66	1994	2004
Stephen E. Frank	60	1997	2004
William P. Gerberding	72	1979	2001
Enrique Hernandez, Jr.	46	1997	2004
Kerry K. Killinger	52	1988	2003
Phillip D. Matthews	63	1998	2002
Michael K. Murphy	65	1985	2003
Margaret Osmer-McQuade	63	2002	2002
Mary E. Pugh	42	1999	2002
William G. Reed, Jr.	63	1970	2002
Elizabeth A. Sanders	56	1998	2003
William D. Schulte	69	1998	2004
James H. Stever	58	1991	2002
Willis B. Wood, Jr.	67	1997	2003

        Mr. Beighle retired as Senior Vice President and Chief Administrative Officer of The Boeing Company in May 1997. From 1980 through 1997, he held various Senior Executive positions at Boeing, including Senior Vice President from 1986 through 1997. He has been a consultant to Boeing since 1997. Mr. Beighle serves as a director and as Chair of the Board of Puget Energy, Inc. and its subsidiary, Puget Sound Energy, Inc., and as a director of Simpson Investment Company.

        Mr. Bonderman has been Managing Director of Texas Pacific Group since 1992. He is a director of Continental Airlines, Inc., Co-Star Group, Inc., Denbury Resources Inc., Ducati Motor Holdings S.p.A., Gemplus International S.A., Oxford Health Plans, Inc., Magellan Health Services, Inc., Paradyne Networks, Inc., ProQuest Company, Ryanair Holdings plc and ON Semiconductor Corporation.

        Mr. Crandall has been Chief Operating Officer and Vice President of Keystone, Inc. since August 1998, and Managing Partner of Oak Hill Capital Management, Inc. since October 1998. Mr. Crandall was Chief Financial Officer of Keystone, Inc. from October 1986 to August 1998. He was a Vice President and director of National Re Holdings Corp. from 1989 until 1997 and served as Treasurer of that company until 1990. Mr. Crandall is a director of Broadwing, Inc., ProQuest Company, MeriStar Hospitality, Inc., MeriStar Hotels and Resorts, Inc., Specialty Foods, Inc., Sunterra Corporation and US Oncology, Inc.

        Mrs. Farrell has served as President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, since 1984. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment adviser to the funds is an indirect wholly owned subsidiary of Washington Mutual.

        Mr. Frank is a director of Aegis Insurance Services, Inc., LNR Property Corporation and UNOVA, Inc. On January 1, 2002, Mr. Frank retired as Chairman, President and Chief Executive Officer of Southern California Edison, the largest subsidiary of Edison International, for which he had served since June 1995. He also retired his directorships of both Southern California Edison and Edison International.

        Mr. Gerberding serves as a director of SAFECO Corporation and is a member of the board of directors of the Seattle Opera. Mr. Gerberding served as President of the University of Washington from 1979 through 1995.

        Mr. Hernandez is Chairman, Chief Executive Officer and President of Inter-Con Security Systems. He is also a co-founder and has been principal partner since 1988 of Interspan Communications, a television broadcast company serving Spanish-speaking audiences. Prior to becoming President of Inter-Con, he served as Vice President and Assistant General Counsel from 1984 to 1985 and as Executive Vice President from 1985 to 1986. Mr. Hernandez serves as a director of McDonald's Corporation, Nordstrom, Inc. and Tribune Company.

        Mr. Killinger has been Chairman, President and Chief Executive Officer of Washington Mutual since 1991. Mr. Killinger became President and a director in 1988, Chief Executive Officer in 1990 and Chairman of the Board of Directors in 1991. He has been a director of Simpson Investment Company since 1997.

        Mr. Matthews is Chairman of the Executive Committee and Lead Director of Wolverine World Wide, Inc. and served as its Chairman from 1993 through 1996. He is also Chairman of the Board of Worldwide Restaurant Concepts, Inc. Mr. Matthews was Chairman and Chief Executive Officer of The Reliable Company from 1992 to 1997.

        Mr. Murphy is Chairman of CPM Development Corporation, the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company. Mr. Murphy also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment adviser to the funds is an indirect wholly owned subsidiary of Washington Mutual.

        Ms. Osmer-McQuade has been President of Qualitas International, an international consulting firm, since 1993. She also serves as a director of Riverside Capital International LLC.

        Ms. Pugh is founder, President and Chief Executive Officer of Pugh Capital Management, Inc., a fixed income money management company. Ms. Pugh is a director of the Seattle branch of the Federal Reserve Bank of San Francisco and a director of Cascade Natural Gas Corporation. She is an executive committee member of the Greater Seattle Chamber of Commerce and a member of the Washington Roundtable.

        Mr. Reed is Non-Executive Chairman of the Board of SAFECO Corporation and a director of Simpson Investment Company. He was Chairman of Simpson Investment Company from 1971 to 1996. Mr. Reed also serves as a director of Microsoft Corporation, PACCAR, Inc. and The Seattle Times.

        Ms. Sanders is founder and Principal of The Sanders Partnership, an executive management and leadership consulting firm. Prior to 1990, she served as a Vice President and General Manager of Nordstrom, Inc. She is also a director of Advantica Restaurant Group, Inc., Wal-Mart Stores, Inc., WellPoint Health Networks Inc. and Wolverine World Wide, Inc.

        Mr. Schulte served in various positions with KPMG from 1961 until his retirement in 1990, including Managing Partner of the Los Angeles office and member of the firm's management committee from 1979 to 1986 and Vice Chairman and member of the board of directors from 1986 until 1990. Mr. Schulte is a director of Parsons Corporation.

        Mr. Stever retired as Executive Vice President — Public Policy of U S WEST, Inc. on December 31, 1996, which position he had held since January 1996. He was Executive Vice President—Public Policy and Human Resources of U S WEST, Inc. from November 1994 to January 1996 and was Executive Vice President — Public Policy of U S WEST, Inc. and U S WEST Communications, Inc. from 1993 until 1994. He was President — Public Policy of U S WEST Communications, Inc. from 1990 until 1993 and President — Business Division from 1988 until 1990.

        Mr. Wood retired as Chairman, Chief Executive Officer and director of Pacific Enterprises, the holding company of Southern California Gas Company, in 1998. Mr. Wood served in various positions, including as executive officer of Pacific Enterprises' subsidiaries since 1960. Mr. Wood is a director of the American Automobile Association (AAA) and the Automobile Club of Southern California.

Information Regarding the Board of Directors and Its Committees

        The Board of Directors of Washington Mutual has an Audit Committee, a Compensation and Stock Option Committee, a Loan and Investment Committee, a Corporate Development Committee, a Corporate Relations Committee and a Planning and Nominating Committee.

        The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its audit function and its compliance with applicable laws and regulations. This Committee currently consists of Messrs. Beighle (Chair), Frank, Hernandez, Matthews, Reed and Schulte. The Audit Committee met six times in 2001.

        The Compensation and Stock Option Committee reviews and approves compensation policies for all employees; develops, approves and administers the salaries, bonuses and equity compensation of all executive and senior officers of Washington Mutual and its subsidiaries; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of Washington Mutual's compensation, stock option and other equity incentive plans, its pension and retirement plans and its other benefit plans and programs. This Committee currently consists of Messrs. Stever (Chair), Beighle, Bonderman and Wood and Ms. Sanders. The Compensation Committee met four times in 2001.

        The Planning and Nominating Committee monitors Washington Mutual's operating and financial condition, reviews and approves Washington Mutual's strategic and operational plans and programs and assists the Board of Directors in policymaking functions. The Committee also recommends persons to fill vacancies on the Board of Directors and reviews the structure and operation of the Board of Directors. Pursuant to the Company's Bylaws, the Committee considers shareholder-recommended nominees for the Board of Directors, provided that such shareholder nominations must be submitted to the Company's Secretary not less than 90 days in advance of the mailing of the Proxy Statement as based on the prior year's mailing date. This Committee currently consists of Messrs. Reed (Chair), Gerberding, Hernandez, Matthews and Stever and Mrs. Farrell. The Planning and Nominating Committee met twice in 2001.

        The Loan and Investment Committee has supervisory control over all investments in, and dispositions of, securities and loans, all purchases of real estate and dispositions of property acquired by Washington Mutual (excluding the Company's premises or other real property acquired for use by the Company). This Committee currently consists of Messrs. Murphy (Chair), Crandall, Frank, Killinger (ex officio member), Matthews and Schulte and Ms. Pugh.

        The Corporate Development Committee was formed in December 1997 to review, on a case-by-case basis, with Washington Mutual's management all potential acquisitions presented to it. This Committee currently consists of Messrs. Killinger (Chair), Beighle, Bonderman, Stever and Wood.

        The Corporate Relations Committee was formed in December 1997 to monitor the Company's charitable giving and community service activities, including implementation of its new ten-year $375 billion Community Commitment. This Committee currently consists of Mrs. Farrell (Chair), Messrs. Gerberding, Killinger (ex officio member), Murphy and Wood and Ms. Pugh and Ms. Sanders.

        During 2001, the Company's Board of Directors met nine times. Each director, except Mr. Hernandez, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings held by committees on which he or she served.

Compensation of Directors

        Non-employee directors are compensated for their service on the Board of Directors and any committees on which they serve. Each director is paid an annual retainer fee of $35,000. Each director also receives $750 for attendance at purely telephonic board meetings and $1,500 for attendance in person or by telephone at other board meetings. Directors who serve on committees also receive $750 for attendance at purely telephonic committee meetings and $1,500 for attendance in person. In addition, directors are reimbursed for travel and accommodation expenses in connection with board and committee meetings. The Chairman of the Compensation Committee receives an additional annual fee of $5,000; the Chairman of the Loan and Investment Committee receives an additional annual fee of $5,000; the Chairman of the Corporate Relations Committee receives an additional annual fee of $3,000; the Chairman of the Planning and Nominating Committee receives an additional annual fee of $3,000; and the Chairman of the Audit Committee receives an additional annual fee of $10,000. The Corporate Development Committee members receive an annual fee of $6,000 in lieu of any fees for committee meeting attendance. Mr. Killinger receives no compensation as a director.

        Pursuant to the Washington Mutual 1994 Stock Option Plan Amended and Restated as of February 15, 2000 (the "1994 Stock Option Plan"), in December of each year each non-employee director receives a grant of options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All such options vest on the first anniversary of the grant.

        Messrs. Frank, Hernandez and Wood have residential loans outstanding with a non-bank subsidiary of Washington Mutual. All such loans were made by Great Western Financial Corporation ("GWFC") prior to the merger of GWFC with a subsidiary of the Company in July 1997 (the "Great Western Merger"), pursuant to the Great Western Home Loan Program (the "GW Home Loan Program") described in this Proxy Statement under "Certain Relationships and Related Transactions—Indebtedness of Management." Interest on those loans is generally at monthly adjustable rates equal to the cost of funds of Washington Mutual Bank, FA ("WMBFA"), a wholly owned subsidiary of Washington Mutual, plus 0.25%. This rate was approximately 2.8397% below that on similar loans made to the general public in 2001. The economic benefit of preferential loans under the GW Home Loan Program to Messrs. Frank, Hernandez and Wood in 2001 was, respectively, $27,927, $59,748 and $20,900.

        Messrs. Frank, Hernandez and Wood are entitled to certain retirement benefits under an unfunded directors' retirement plan for which Washington Mutual has assumed responsibility as successor to GWFC. Upon termination of service on GWFC's Board of Directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer previously paid to members of the GWFC Board plus twelve times the monthly meeting fee, both as in effect at the time of the director's termination. Benefits are payable for a period equal to the number of years that the eligible director served as a director and will be provided to the surviving spouse or other designated beneficiary following an eligible director's death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Frank and Hernandez are entitled to receive quarterly payments of $11,650 under the plan until October 2008, and Mr. Wood is entitled to receive such payments until October 2011. Accordingly, in 2001 each of the three directors received payments aggregating $46,600 under the plan.

        Messrs. Frank, Hernandez and Wood have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual has assumed responsibility as successor to GWFC. No additional compensation may be deferred under this plan. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants. Interest accrues on fund balances under the plan at enhanced rates. Those interest amounts exceeded 120% of the applicable federal long-term rate compounded annually by $2,324, $2,337 and $2,633, respectively, for Messrs. Frank, Hernandez and Wood during 2001.

        Messrs. Matthews and Schulte are entitled to certain retirement benefits under an unfunded directors' retirement plan for which Washington Mutual has assumed responsibility as successor to H.F. Ahmanson & Company ("Ahmanson"). Upon termination of service on Ahmanson's Board of Directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the director's pay during the twelve-month period immediately preceding retirement from such Board. Benefits are payable for a period equal to the number of years that the eligible director served as an Ahmanson director and will be provided to the surviving spouse or other designated beneficiary following an eligible director's death. Washington Mutual has purchased company- owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Matthews and Schulte began receiving monthly payments of $2,000 under the plan beginning April 1, 1999. Messrs. Matthews and Schulte are entitled to receive this benefit through May 2002 and September 2006, respectively.

PRINCIPAL HOLDERS OF COMMON STOCK

        The following table sets forth information regarding beneficial ownership of Common Stock by each person known to the Company to have owned more than 5% of the outstanding shares of the Common Stock on March 2, 2002. The following is based solely on statements filed with the Securities and Exchange Commission or other information that the Company believes to be reliable. The named shareholder(s) has sole voting and investment power with respect to the shares shown, except as noted below.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
AXA Conseil Vie Assurance Mutuelle	56,619,707(1)	6.5
AXA Assurances I.A.R.D Mutuelle
AXA Assurances Vie Mutuelle
AXA Courtage Assurance Mutuelle
AXA
AXA Financial, Inc. c/o AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104

(1)
Washington Mutual has obtained information concerning the holding shown based solely on a Schedule 13G filed on February 11, 2002 by AXA, as a parent holding company of AXA Investment Managers Hong Kong Ltd. ("AXA Hong Kong") and AXA Investment Managers UK Ltd. ("AXA UK"); AXA's subsidiary, AXA Financial, Inc., as a parent holding company of Alliance Capital Management, L.P. ("Alliance") and The Equitable Life Assurance Society of the United States ("Equitable"); and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, as a group which control AXA. The Schedule 13G indicates that AXA Hong Kong has sole voting and dispositive power over 22,261 shares; AXA UK has sole voting and dispositive power over 40,500 shares, Alliance has sole voting power over 26,236,451 shares, shared voting power over 10,438,416 shares, sole dispositive power over 56,507,776 shares and shared dispositive power over 3,325 shares; and Equitable has sole dispositive power over 45,845 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table and accompanying footnotes provide a summary of the beneficial ownership of the Common Stock as of March 1, 2002, by (i) directors, (ii) the Company's Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

        Each of the individuals listed below owns less than 1% of the outstanding shares and voting power of the Common Stock of the Company, except that the Company's directors and executive officers as a group hold approximately 1.7%. In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where that is not the case, voting and investment power is clarified in a footnote.

Name	Shares of Common Stock(1)		Shares of Restricted Stock(2)	Options Exercisable(3)	Total
Douglas P. Beighle	33,419		1,370	30,000	64,789
David Bonderman	4,418,580	(4)	1,370	23,250	4,443,200
J. Taylor Crandall	3,652,665	(5)	1,370	23,250	3,677,285
Craig S. Davis	73,614	(6)	15,888	499,151	588,653
Anne V. Farrell	9,000	(7)	1,370	27,750	38,120
Stephen E. Frank	4,200		1,370	46,315	51,885
William P. Gerberding	9,076	(8)	1,370	30,000	40,446
Enrique Hernandez, Jr.	1,013		1,370	46,315	48,698
Kerry K. Killinger	672,532	(9)	63,935	2,589,612	3,326,079
William A. Longbrake	860,699	(10)	17,967	431,253	1,309,919
Phillip D. Matthews	7,500	(11)	1,062	28,415	36,977
Michael K. Murphy	22,200	(12)	1,370	30,000	53,570
Deanna W. Oppenheimer	116,443	(13)	17,029	397,608	531,080
Margaret Osmer-McQuade	22,575		0	1,685	24,260
Mary E. Pugh	3,109		852	12,000	15,961
William G. Reed, Jr.	124,842	(14)	1,370	30,000	156,212
Elizabeth A. Sanders	17,505	(15)	1,062	24,060	42,627
William D. Schulte	14,040		1,062	46,740	61,842
James H. Stever	23,050	(16)	1,370	30,000	54,420
Craig E. Tall	209,657	(17)	17,787	633,257	860,701
Willis B. Wood, Jr.	13,500		1,370	46,315	61,185
All directors and executive officers as a group (30 persons)	10,606,150	(18)	260,394	6,114,025	16,980,569

(1)
All fractional shares have been rounded up to the next highest share.

(2)
All restricted stock included is subject to divestiture.

(3)
All options included are exercisable within 60 days after March 1, 2002.

(4)
Includes 574,912 shares held in escrow for the benefit of Keystone Holdings Partners, L.P. ("KH Partners") and its transferees pursuant to the merger agreement dated July 21, 1996, as amended November 1, 1996, by and among Washington Mutual, KH Partners, Keystone Holdings, Inc. ("Keystone Holdings") and certain of its subsidiaries (the "Merger Agreement"). KH Partners has distributed voting rights over such shares to its partners in accordance with their sharing percentages, and Mr. Bonderman, as a limited partner of KH Partners, may be deemed to be the beneficial owner of 574,912 shares as to which voting rights have been distributed to him. In addition, Mr. Bonderman is the president and sole shareholder of KH Group Management, Inc. ("KH Group"), which is the direct beneficial owner of 820,822 shares of Common Stock. This number includes 137,142 shares held in escrow pursuant to the Merger Agreement. KH Group, as a limited partner of KH Partners, may be deemed to be the beneficial owner of such

  137,142 shares, as to which voting rights have been distributed to it. Finally, Mr. Bonderman is the president and sole shareholder of Bondo, FTW, Inc., which is the direct beneficial owner of 155,218 shares of Common Stock.

(5)
Includes 31,775 shares held by Acadia MGP, Inc. ("Acadia MGP") and 2,337,504 Litigation Escrow Shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Acadia Partners, L.P. ("Acadia") in accordance with its sharing percentage as a limited partner of KH Partners. Mr. Crandall is the president and sole shareholder of Acadia MGP, Inc., which is the managing general partner of Acadia FW Partners, L.P., which in turn is the sole general partner of Acadia. Mr. Crandall disclaims beneficial ownership of any shares owned by Acadia in excess of the greater of Mr. Crandall's direct and indirect interest in the profits or capital account of Acadia. Also includes 124,713 Litigation Escrow Shares held for the benefit of KH Partners and its transferees, as to which voting rights have been distributed to Mr. Crandall in accordance with his sharing percentage as a limited partner of KH Partners.

(6)
Includes 62,642 shares held in the Davis Family Trust and 7,462 shares held in the 401(k) Plan.

(7)
All shares are held jointly with Mrs. Farrell's spouse.

(8)
Includes 4,858 shares held jointly with Mr. Gerberding's spouse.

(9)
Includes 6,000 shares held in trust for the benefit of Mr. Killinger's sons.

(10)
Includes 14,860 shares held directly by Mr. Longbrake's spouse, 10,019 shares held directly by Mr. Longbrake's daughter, 10,019 shares held directly by Mr. Longbrake's son, 53,525 shares held in a family foundation and 4,554 shares held in trust for the benefit of Mr. Longbrake's children.

(11)
Includes 7,500 shares held in the Matthews' Family Trust.

(12)
Includes 6,000 shares held jointly with Mr. Murphy's spouse.

(13)
Includes 8,219 shares held in the 401(k) Plan.

(14)
All shares are held jointly with Mr. Reed's spouse.

(15)
Includes 2,520 shares held jointly with Ms. Sanders' spouse.

(16)
Includes 1,800 shares held in the Stever Family Foundation, of which Mr. Stever is the President, and 11,250 shares held jointly with Mr. Stever's spouse.

(17)
Includes 1,500 shares held directly by Mr. Tall's spouse.

(18)
Includes 30,261 shares held in the 401(k) Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation received from the Company for the three fiscal years ended December 31, 2001, by the Company's Chief Executive Officer and the four most highly paid executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 2001 (collectively, the "Named Executive Officers"). Annual Compensation includes amounts deferred at the Named Executive Officer's election.

Long-Term Compensation(1)
		Annual Compensation		Securities Underlying Options Granted(#)(2)
Name and Principal Position					LTIP Payouts($)(3)	All Other Compensation($)(4)
	Year	Salary($)	Bonus($)
Kerry K. Killinger Chairman, President and Chief Executive Officer	2001 2000 1999	1,000,000 1,000,000 1,000,000	2,484,000 2,461,000 1,550,700	530,000 520,000 390,000	2,358,667 1,151,545 —	567,174 369,140 241,140
Craig E. Tall Vice Chair, Corporate Development and Specialty Finance Group	2001 2000 1999	500,004 460,000 440,000	750,375 695,500 465,210	140,000 135,000 110,000	657,256 321,841 —	149,237 112,641 82,823
Craig S. Davis President, Home Loans and Insurance Services Group	2001 2000 1999	490,008 450,000 430,000	750,375 695,500 465,210	140,000 135,000 110,000	565,969 265,635 —	82,460 62,983 39,241
William A. Longbrake Vice Chair, Enterprise Risk Management and Chief Financial Officer	2001 2000 1999	450,000 430,000 410,000	750,375 695,500 465,210	140,000 135,000 110,000	633,604 297,360 —	133,319 89,706 79,491
Deanna W. Oppenheimer President, Banking and Financial Services Group	2001 2000 1999	326,682 450,000 430,000	550,251 695,500 465,210	140,000 135,000 110,000	626,851 300,870 —	100,867 90,945 63,204

(1)
In previous years, the Named Executive Officers were awarded restricted stock. These awards have vesting provisions based on either performance criteria or length of service. The number and value of the aggregate restricted stock holdings of each of the Named Executive Officers, based on the value of the Common Stock as of the close of trading on December 31, 2001, is set forth in the table below. Such holdings include restricted stock awards previously reported as long-term incentive plan awards and shares acquired through the reinvestment of dividends thereon, but exclude shares with respect to which restrictions have lapsed. All fractional shares have been rounded up to the next highest share.

Name	Number of Shares	Value at December 31, 2001
Kerry K. Killinger	63,460	$2,075,154
Craig E. Tall	17,655	577,303
Craig S. Davis	15,770	515,679
William A. Longbrake	17,655	577,303
Deanna W. Oppenheimer	16,902	552,693
(2)
The options shown in this column as 2001 compensation were granted on December 19, 2000.

(3)
The amounts shown in this column represent the value, as of March 31, 2001, of shares of restricted stock on which restrictions based on achievement of performance-based criteria have lapsed.

(4)
The amounts shown in this column include the following:

(a)
Profit sharing and Company matching contributions under the Company's 401(k) Plan during fiscal 2001 of $10,200 for each of Messrs. Killinger, Tall, Davis and Longbrake and Ms. Oppenheimer.

  (b)
  Allocations under the Company's Supplemental Employee Retirement Plan (the "SERP") during fiscal 2001 of $301,900, $83,523, $72,260, $69,405 and $54,358 to the accounts of Messrs. Killinger, Tall, Davis and Longbrake and Ms. Oppenheimer, respectively. The SERP is a nonqualified, non-contributory plan of deferred compensation to provide benefits that exceed certain limits imposed by federal tax laws on benefit accruals under the Company's Cash Balance Pension Plan and the 401(k) Plan.

  (c)
  Allocations under the Supplemental Executive Retirement Accumulation Plan (the "SERAP") during fiscal 2001 of $255,074, $55,514, $53,714 and $36,309 to the accounts of Messrs. Killinger, Tall and Longbrake, and Ms. Oppenheimer, respectively. The SERAP is an unfunded plan of deferred compensation to provide retirement benefits for certain executive employees of the Company and its affiliates. The Compensation Committee determines the level of benefits under the SERAP.

Grants of Stock Options in 2001

        The following table sets forth information on stock option grants during fiscal 2001 to the Named Executive Officers. The options set forth in the table below were granted on December 18, 2001 as a part of each recipient's 2002 compensation.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten Year Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date	5% ($)	10% ($)
Kerry K. Killinger	1,200,000	10.70	30.79	12/18/11	24,174,642	60,379,592
Craig E. Tall	230,000	2.05	30.79	12/18/11	4,633,473	11,572,755
Craig S. Davis	230,000	2.05	30.79	12/18/11	4,633,473	11,572,755
William A. Longbrake	210,000	1.87	30.79	12/18/11	4,230,562	10,566,429
Deanna W. Oppenheimer	46,000	2.05	30.79	12/18/11	926,695	2,314,551

(1)
Each of the options reflected in this table was granted to the respective Named Executive Officer pursuant to the 1994 Stock Option Plan. The exercise price of each option is equal to the fair market value of Common Stock on the date of grant. The options have terms of ten years, subject to earlier termination upon termination of employment. The options vest over three years in equal annual installments beginning one year after the date of the grant.

(2)
These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

Aggregate Option Exercises in 2001 and Year-End Option Values

        The following table sets forth information on the exercise of stock options during fiscal 2001 by each of the Named Executive Officers and the value of unexercised options at December 31, 2001.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised In-the-Money Options At Fiscal Year-End($)(2)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry K. Killinger	29,138	918,357	2,697,612	1,990,000	35,454,384	6,384,842
Craig E. Tall	—	—	633,257	437,500	6,925,885	1,501,865
Craig S. Davis	17,103	187,054	499,151	437,500	4,609,562	1,501,865
William A. Longbrake	140,501	2,827,542	431,253	417,500	3,553,714	1,463,665
Deanna W. Oppenheimer	—	—	397,608	446,000	4,586,573	2,806,060

(1)
The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(3)
Amounts are based on the fair market value of Washington Mutual Common Stock on the last trading day of the year, December 31, 2001, which was $30.79. There is no guarantee that, if and when these options are exercised, they will have this value.

Long-Term Incentive Plan Awards in 2001

        The table below sets forth information with respect to performance shares granted to the Named Executive Officers in 2001.

		Performance or Other Period Until Maturation or Payout	Contingent Future Payouts
Name	Number of Shares, Units or Other Rights (#)
			Threshold(#)	Target(#)	Maximum(#)
Kerry K. Killinger	90,000	2002-2004	22,500	90,000	225,000
Craig E. Tall	23,000	2002-2004	5,750	23,000	57,500
Craig S. Davis	23,000	2002-2004	5,750	23,000	57,500
William A. Longbrake	21,000	2002-2004	5,250	21,000	52,500
Deanna W. Oppenheimer	4,600	2002-2004	1,150	4,600	11,500

        Performance shares are contingent awards of Washington Mutual stock that are paid out at the end of a three-year period only if the Company achieves specified performance goals. The performance shares will be paid in Washington Mutual stock and will earn dividend equivalents, which will be accrued in the form of additional performance shares and paid in Washington Mutual stock when and to the extent the related performance shares are paid. Performance shares may be deferred under the Company's Deferred Compensation Plan.

        For the 2002-2004 cycle, the performance share program will measure equally three-year total shareholder return versus peers, return on common equity versus peers and earnings per share growth versus peers. The total number of shares of Washington Mutual stock delivered at the end of the three-year cycle will range from zero to 250% of the contingent award, with a target payout at the 60th percentile.

PENSION PLANS AND AGREEMENTS

Cash Balance Pension Plan

        Pursuant to the terms of the Cash Balance Pension Plan (the "Pension Plan"), participants annually receive benefit accruals based on eligible compensation and interest credits on current and prior benefit accruals. The crediting rate is based on years of service with Washington Mutual. Effective January 1, 2000, for service up to four years, the benefit credit is 2.5%; for service from five to nine years, the benefit credit is 3%; for service from ten to fourteen years, the benefit credit is 4%; for service from fifteen to nineteen years, the benefit credit is 5%; for twenty years or more, the benefit credit is 6%. Eligible cash compensation includes base salary, incentive payments, bonuses and overtime. The Pension Plan annually credits interest on all benefit accruals at the rate quoted for the yield on U.S. government securities adjusted to a constant maturity of 30 years at the beginning of each Pension Plan year. The Pension Plan also credits benefit accruals (based on years of service) each pay period. Interest credits are allocated daily to participant accounts. The interest credit rate for 2001 was 5.78%. Participants may elect to receive, at the time of termination, a lump sum distribution of their vested balances or an annuitized payment from the Pension Plan's Trust Fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974 (ERISA). In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee's balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. There are no employee contributions to the Pension Plan.

        The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers under the Pension Plan. These projections are based on an interest crediting rate of 6.5% and are not subject to any deduction for Social Security or other offset amounts.

Name	Estimated Annual Benefits at 65 Years of Age
Kerry K. Killinger	$59,913
Craig E. Tall	39,623
Craig S. Davis	37,704
William A. Longbrake	15,777
Deanna W. Oppenheimer	89,060

Employment, Termination and Change in Control Agreements

        Employment Agreements.    Washington Mutual has entered into a separate employment agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms.

        Under the employment agreements, the annual salary of the Named Executive Officer is determined by the Compensation Committee. Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the individual employment agreements), the Named Executive Officer will be paid three times his or her total annual compensation including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year), but excluding the value of grants of stock options or restricted stock. In addition, all of the Named Executive Officer's outstanding, unvested options will immediately vest and become exercisable, and, subject to prior approval of the Compensation Committee, restrictions on all or certain grants of the Named Executive Officer's restricted stock will immediately lapse. Pursuant to this provision of the employment agreements, the Compensation Committee has determined that, upon a Change in Control, the restrictions on the Named Executive Officers' 1996 and 1997 performance-based restricted stock grants will lapse, in whole or in part, based on Washington Mutual's achievement of certain targeted levels of cumulative return on common equity (ROCE) through a specified date on or before the effective date of the Change in Control. Mr. Killinger's agreement provides that he also shall be entitled to such cash payments and equity acceleration (the "Severance Payment") if he is terminated other than for Cause (as defined in Mr. Killinger's agreement), whether or not a Change in Control has occurred.

        Under the terms of the agreements, if the Severance Payment constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the agreement provides for payment of an additional amount (the "Gross-Up Payment") to the Named Executive Officer within a specified period of time. The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the "Excise Tax") and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payment been paid.

        Pursuant to his 1982 employment agreement, Mr. Killinger entered into a deferred bonus arrangement with Washington Mutual pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 31, 2001, the accrued benefits under such arrangement totaled $195,134.

        Equity Incentive Plan.    Unless otherwise specified in an employment agreement or by the Compensation Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company's shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company.

        Bonus and Incentive Plan for Executive Officers and Senior Management.    Unless otherwise specified by the Compensation Committee in its establishment of bonus criteria for a given bonus measurement period, if the Company or its affiliates consummates one or more acquisitions that, individually or in the aggregate, constitute a Triggering Acquisition, the bonus measurement period will be terminated early and pro-rated bonuses will be paid based on the degree of attainment of the performance goals during the shortened bonus measurement period. A Triggering Acquisition is an acquisition in which the acquired entity's operating earnings for the four calendar quarters before the acquisition are equal to 10% or more of the pro-forma operating earnings for the combined entities for the same period.

        1994 Stock Option Plan.    Unless otherwise specified in an employment agreement or by the Compensation Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company's shareholders receive cash, stock or other property in exchange for their stock, all options will vest, unless the Company elects to convert the options into options to purchase stock of an acquiring company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

        In 2001, the Company paid approximately $138,628 to Pugh Capital Management, Inc. for investment advisory services. Mary E. Pugh, a director of the Company, is the President of Pugh Capital.

        In December 2000, the Company entered into a professional services agreement with Columbia Hospitality, Inc. ("CHI"), a property management company, for it to provide project management services for the development of a Company employee leadership center. John Oppenheimer, the husband of Deanna W. Oppenheimer, President, Banking and Financial Services Group, is an owner of CHI. The contract expires in December 2002. The Company will pay CHI a fee of $18,000 per month during the term of the contract. In addition, CHI will receive an administrative fee of 5% of the costs of any subcontractors retained by CHI. In 2001, the administrative fee totalled $51,681. In February 2002, the Company entered into a management agreement with CHI for it to serve as the sole and exclusive manager of the Company's employee leadership center. The contract expires in December 2007. The Company will pay CHI a fee of approximately $21,000 per month during the term of the contract. In addition, the Company will pay CHI an Incentive Satisfaction Fee once every six months commencing January 2003 up to a maximum of $20,000 semi-annually and an Outside Revenue Fee equal to 5% of gross revenues attributable to renting the facility to outside groups.

        In 2001, the Company paid $107,971 to Columbia Resource Group, LLC ("CRG"), an event management and planning group, for coordinating Company conferences. John Oppenheimer owns a 19% shareholder interest in CRG.

Indebtedness of Management

        Except as set forth below, no executive officer or director of the Company was indebted to the Company or its subsidiaries at any time since the beginning of 2001 in an amount in excess of $60,000. In each case Washington Mutual or one of its subsidiaries is the lender for a residential loan secured by a deed of trust or mortgage on the respective residence of the executive officer or director.

Name and Position	Largest Amount of Indebtedness During 2001	Nature of Indebtedness	Indebtedness Outstanding at March 1, 2002	Current Interest Rate(%)
Stephen E. Frank Director	$991,042	Residential(1)	$964,267	2.8397
Enrique Hernandez, Jr. Director	1,302,800 817,461	Residential(1) Residential(1)	1,265,803 792,527	2.8397 2.8397
Willis B. Wood, Jr. Director	646,023	Residential(1)	622,845	2.8397

(1)
Interest on the loans is payable at monthly adjustable rates equal to WMBFA's cost of funds plus 0.25%. The rates were approximately 3.02877% below similar loans to the public during 2001. The loans were made by GWFC prior to the Great Western Merger, to Messrs. Frank, Hernandez and Wood as directors of GWFC pursuant to the GW Home Loan Program. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates were able to obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Executive officers and directors that had loans outstanding under the GW Home Loan Program at the time of the Great Western Merger were entitled to continue their participation, because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Home Loan Program following a change in control. At Washington Mutual's request, GWFC stopped approving applications for the GW Home Loan Program prior to the Great Western Merger. Washington Mutual currently does not make any loans to directors.

        Each of Fay L. Chapman, William W. Ehrlich, William A. Longbrake and Robert H. Miles, executive officers of the Company, and Margaret Osmer-McQuade and Mary E. Pugh, directors of the Company, also had home loans outstanding in 2001. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Washington Mutual currently does not make any loans to members of the Officers' Executive Committee, which consists of Mr. Killinger, Craig J. Chapman, Ms. Chapman, Jack A. Cornick, Daryl D. David, Mr. Davis, Mr. Ehrlich, Steven P. Freimuth, Jeremy V. Gross, Mr. Longbrake, Ms. Oppenheimer, Mr. Tall and James G. Vanasek. (Mr. Miles is not a member of this Committee.) Each of Ms. Chapman, Mr. Ehrlich and Mr. Longbrake received her or his loan prior to becoming a member of the Committee.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Overview

        As part of its duties, the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors develops and administers Washington Mutual's executive and senior officer compensation programs and establishes and administers annual and long-term incentive compensation plans for executive and senior management. As part of the Compensation Committee's long-term incentive compensation strategy, it establishes specific awards of stock options and performance shares for executive and senior officers. The Compensation Committee also makes recommendations to the Board of Directors with respect to the compensation program for the Company's Chief Executive Officer, including annual and long-term incentive compensation awards.

        The compensation program for Washington Mutual's executive and senior officers for 2001 consisted of a combination of base salary, cash bonus awards primarily under the Company's Bonus and Incentive Plan for Executive Officers and Senior Management (the "Bonus Plan"); option grants under the Company's 1994 Stock Option Plan; grants of performance shares under the Company's Equity Incentive Plan; awards under the Company's Supplemental Executive Retirement Accumulation Plan; participation in investment, retirement and other benefit programs generally available to employees; and certain additional prerequisites that vary with the level of responsibility.

        The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. The Compensation Committee hires and utilizes an independent compensation consultant to assist it in its deliberations.

Compensation Policy

        In determining the compensation for a particular executive or senior officer, the Compensation Committee is guided by the following objectives:

  •
  Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

  •
  Motivating those officers to achieve and maintain superior performance levels;

  •
  Maintaining compensation packages that are equitable relative to efforts, skills and responsibilities of the officer when compared to other positions in Washington Mutual; and

  •
  Making a significant portion of each officer's total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.

        The Compensation Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and marketplace position similar to Washington Mutual, so that the Company can attract and retain qualified officers who will contribute to Washington Mutual's long-term success. The independent compensation consultant provides such information and market survey data for use by the Compensation Committee in its deliberations.

        Compensation payments in excess of $1 million to the Company's five most highly compensated executive officers are subject to a limitation on deductibility under Section 162(m) of the Code. The Company did not make payments in excess of $1 million to any of the Company's executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Stock option grants under the 1994 Stock Option Plan, cash bonuses granted under the Bonus Plan and performance share awards made under the Equity Incentive Plan are intended to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments. The Compensation Committee nevertheless retains the discretion to provide nondeductible compensation to reward performance that increases the long-term value of the Company.

Salary

        The Compensation Committee evaluates the individual performance of the executive officers based on performance reviews conducted by the Chief Executive Officer. In evaluating an executive officer, the Compensation Committee qualitatively reviews the significance of the position held by the officer and the officer's experience and contribution, which is based on an assessment of the officer's management skills, judgment, application of knowledge and information, and support of corporate values and priorities.

        The Compensation Committee sets base salary levels for the executive officers and recommends to the Board of Directors a base salary level for the Chief Executive Officer. The recommendation of base salary levels for the executive officers is based primarily on the market data provided by the outside compensation consultant and the performance of each executive officer during the previous year. The Compensation Committee determines the closest comparable position in the market data and then adjusts the recommended target based on specific job responsibilities within the Company and the individual performance review. The market data includes a portion of the companies included in the Performance Graph included on page 23 of this Proxy Statement, as well as certain other financial services companies. The base salary component is intended to be at the median of the applicable market salaries.

Annual Cash Bonus Award

        Each year, in its determination of bonuses for executive officers, the Compensation Committee first identifies a target bonus based on the market survey data provided by the outside consultant. The target bonus is positioned at the median of market salary levels for each position. For the year 2001, where no equivalent market data was available, the target bonus opportunity was also modified by the significance of the position to the Company.

        Executive officers are entitled to receive a percentage of the target bonus based on the Company's achievement of established business goals that are long-term determinants of shareholder value. For 2001, 50% of the target bonus depended on Washington Mutual achieving its goal for Earnings Per Share (EPS), 40% depended on achieving its goal on control of net expense and 10% on achievement of customer service goals. No bonus would have been paid if established thresholds were not met. Executive officers could have received up to 150% of their target bonus if Washington Mutual exceeded its business targets. For 2001, the bonus component achievements were slightly over target resulting in a payout at 103.5% of target.

        For 2002, the Compensation Committee has adopted business goals for the Bonus Plan that base 50% of the target bonus on EPS, 40% on control of net expense and 10% on achieving customer service goals.

Stock Options

        Awards of stock options under the 1994 Stock Option Plan are designed to provide long-term incentives for executive and senior officers that are directly linked to the enhancement of long-term shareholder value. The Compensation Committee selects the executive officers who will receive stock options and determines the number of shares subject to each option. The size of the individual option grant is generally intended to reflect the officer's position within Washington Mutual, his or her performance and contributions to the Company, and an evaluation of competitive market data.

        In addition to such grants, and to further encourage and facilitate stock ownership by executives, the Company offers a program to permit executives to exchange a portion of the upcoming year's target annual cash bonus award for a grant of stock options. Under this program, in December of each year, executives can elect to replace up to one-third of their next year's target bonus opportunity for stock options. To help compensate for the additional risk of the stock options, the executive will receive a stock option grant with a Black-Scholes value equal to 1.5 times the dollar amount of the foregone bonus opportunity.

Performance Shares

        In 2001, the Company granted performance shares designed to focus executives on and reward them for attaining specified long-term performance goals aligned with increasing shareholder value. Under this program, executives are awarded performance shares, which are contingent awards of Washington Mutual stock that are paid out at the end of a three-year period only if the Company achieves specified performance goals.

        For the 2002-2004 performance cycle, the program will measure three-year total shareholder return versus peers (one-third of the award); return on common equity (ROCE) versus peers (one-third of the award); and EPS growth versus peers (one-third of the award). The peer group will consist of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 23 of this Proxy Statement.

CEO Compensation

        Compensation for Washington Mutual's Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as the compensation for other executive officers. Mr. Killinger's base salary and target bonus for 2001 were approved by the Board of Directors at its December 2000 meeting on the recommendation of the Compensation Committee. In making its recommendation, the Compensation Committee reviewed the outside compensation consultant's market survey data and considered the financial and operating results of Washington Mutual in fiscal 2000 and the Company's 2001 financial and business plans. Based on the factors set out in "Annual Cash Bonus Award," Mr. Killinger's bonus for 2001 was calculated in the same manner as described above for the other executive officers.

        In evaluating Mr. Killinger's 2001 performance, the Compensation Committee used both quantitative and qualitative criteria, such as record earnings of $3.11 billion, which is indicative of creation of shareholder value; capital strength, as evidenced by the continued qualification of all the Company's banking subsidiaries as "well capitalized"; strong asset quality; operating efficiency; growth in assets to $242.51 billion; the resulting size and quality of the organization, and in particular, the successful expansion of the franchise as a result of mergers and acquisitions; Mr. Killinger's leadership of the Company and his industry and community leadership. The Compensation Committee's assessment of Mr. Killinger's performance was reviewed with the Board of Directors.

        In determining the size of Mr. Killinger's option and performance share grants, the Compensation Committee reviewed the market survey data and other information provided by the outside consultant. Based on these considerations, as compensation for 2001, Mr. Killinger was awarded an option to purchase 1,200,000 shares and was awarded 90,000 performance shares for the 2002-2004 performance cycle. The Compensation Committee concluded, and the Board of Directors concurred, that Mr. Killinger's performance in 2001 fully supported the total compensation awarded.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2001 were Messrs. Stever, Beighle, Bonderman and Wood and Ms. Sanders. None of the Company's executive officers served during fiscal as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION AND STOCK OPTION COMMITTEE
James H. Stever, Chairman Douglas P. Beighle David Bonderman Elizabeth A. Sanders Willis B. Wood, Jr.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of six directors who are independent, as defined under the listing standards of The New York Stock Exchange, and operates under a written charter adopted by the Company's Board of Directors.

        The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and has discussed with the independent accountants, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended. The Audit Committee has also received the letter, which includes the written disclosures from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, its review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Douglas P. Beighle, Chairman Stephen E. Frank Enrique Hernandez, Jr. Phillip D. Matthews William G. Reed, Jr. William D. Schulte

PRINCIPAL ACCOUNTANT'S FEES

Audit Fees

        The aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche), for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $4.5 million.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $13.5 million. This included audit related services of approximately $2.3 million and non-audit services of $11.2 million. All Other Fees include $8.9 million of fees billed by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm. Audit related services generally included fees for and permitted assistance with internal audit activities, consents and comfort letters relating to registration of securities, audits of employee benefit plans, due diligence for acquisitions and assistance in applying financial accounting and reporting standards. Non-audit related services are awarded through a competitive bid process and not on a sole source arrangement.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

PERFORMANCE GRAPH

        The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Financial Index since 1995 and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on, respectively, December 31, 1995 and March 11, 1983 in each of the Company Common Stock, the S&P 500 Composite Index and the S&P Financial Index, and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

Comparison of Cumulative Total Return
Among the Common Stock of Washington Mutual,
the S&P 500 Composite Index,
and the S&P Financial Index

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act, and the regulations thereunder, Washington Mutual's directors, executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual equity securities are required to file reports of their ownership, and any changes in that ownership, with the Securities and Exchange Commission. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during fiscal year 2001, all such persons filed all ownership reports and reported all transactions on a timely basis, except one transaction consisting of a gift of stock was inadvertently reported late on an amended Form 5 by Ms. Oppenheimer.

ITEM 2. APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN

        On January 15, 2002, the Board of Directors unanimously adopted the 2002 Employee Stock Purchase Plan (the "ESPP"), subject to approval by shareholders at the Annual Meeting. The Board believes that the ESPP will help the Company attract and retain the services of employees and provide added incentive to them by encouraging stock ownership in the Company. Pursuant to the ESPP, employees of the Company and its designated subsidiaries may purchase shares of Common Stock at a discount through payroll deductions or cash payments made to the Company during six-month offering periods. The ESPP is designed to qualify under Section 423 of the Code. The ESPP will replace the Company's Employees' Stock Purchase Program (the "Prior Plan"), which the Board intends to terminate effective as of June 30, 2002.

Key Differences Between the ESPP and the Prior Plan

        Under the Prior Plan, employees could purchase Common Stock at the end of each one-month offering period, at a purchase price equal to 85% of the fair market value on the last day of the one-month period. Under the ESPP, employees can purchase Common Stock at the end of each six-month offering period, with a purchase price equal to 85% of the lesser of the fair market value on the first day of the offering period and the fair market value on the last day of the offering period. This provides a "look-back" feature that has the potential for a greater discount at the time of purchase.

        The Prior Plan required employees to have been employed at the Company for a minimum of 12 months prior to an offering in order to be eligible to participate. Under the ESPP, employees must have been employed by the Company for a minimum of only one month before being eligible to participate, and employees of acquired companies may count their employment time at that company toward the eligibility requirement.

        The ESPP authorizes the issuance of 500,000 shares of Common Stock plus an annual increase (beginning at the start of fiscal year 2003) of the least of (i) 0.1% of the outstanding Common Stock at the end of the preceding fiscal year, (ii) 250,000 shares of Common Stock, and (iii) a lesser amount determined by the Board of Directors. The Prior Plan authorized the issuance of 2,531,250 shares. As of the date of this proxy statement, approximately 865,560 shares remained available for issuance under the Prior Plan.

        The ESPP, if approved, will allow the Company to continue providing its employees and the employees of its designated subsidiaries with a tax-qualified discounted stock purchase plan, assisting such employees in acquiring an ownership interest in the Company and providing an incentive for such employees to remain in the employ of the Company and its subsidiaries. Compared with the Prior Plan, the ESPP will increase the benefit to employees by providing opportunities for larger discounts on the purchase of Common Stock and increase employee participation in the plan. The ESPP will also increase the flexibility of the Company in administering the plan. The Board of Directors therefore believes that it is in the best interests of the Company and its shareholders to approve the ESPP as proposed.

Summary of the 2002 Employee Stock Purchase Plan

        The following description of the ESPP, as proposed for approval by the shareholders, is qualified in its entirety by and subject to the terms and conditions of the ESPP itself. A copy of the ESPP is published in this Proxy Statement as Appendix A.

        Eligibility.    To be eligible to participate in the ESPP, an employee must be employed by the Company for at least 20 hours per week, not own 5% or more of the combined voting power or value of the Company's capital stock or that of any related corporation, and have been employed for at least one month prior to the first day of an offering period. An employee of a company that is acquired by the Company will be allowed to count his or her time of employment with the acquired company for the purpose of satisfying the minimum employment period. Non-employee directors of the Company are not eligible to participate in the ESPP. In the future, the Board of Directors or the Compensation Committee may make adjustments to these eligibility requirements by (i) reducing the minimum hours per week for eligible employees; (ii) reducing the minimum threshold period of employment or increasing the period, up to a maximum of two years; and (iii) requiring employees to work a minimum number of months per year, up to a maximum of five months. Approximately 34,977 employees are eligible to participate in the ESPP.

        Offering Periods.    The ESPP is divided into six-month offering periods that begin on January 1 and July 1 of each year and end, respectively, on the next June 30 and December 31. The first offering period under the ESPP will begin on July 1, 2002 and will end on December 31, 2002. During each offering period, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions, or may make cash payments to the Company prior to the end of an offering period. At the end of each offering period, the purchase price is determined and the participating employee's accumulated funds are used to purchase the appropriate number of shares of Common Stock. In the future the Board of Directors or the Compensation Committee may establish different beginning and ending dates for offering periods, and may establish one or more purchase periods within an offering period.

        Limitations on the Number of Shares Purchased.    Payroll deductions accrue at a rate of not less than 1% and not more than 15% of the employee's base pay during each payroll period in the offering period. Cash payments to the Company may not be less than 1% of the employee's base pay in any offering period nor more than 15% in any calendar year. Under the ESPP, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any calendar year under the ESPP or any other employee stock purchase plan intended to meet the requirements of Code Section 423 (including the Prior Plan), and no employee may purchase more than 2,000 shares in any offering period or any calendar year, and no more than 1,000 shares during the first offering period ending December 31, 2002.

        Purchase Price.    The purchase price per share of Common Stock is 85% of the lesser of (i) the fair market value of the Common Stock on the first day of an offering period and (ii) the fair market value of the Common Stock on the last day of an offering period. On March 1, 2002, the closing price for the Company's Common Stock on The New York Stock Exchange was $33.24 per share.

        Shares Available for Grant.    The maximum aggregate number of shares of Common Stock that may be issued under the ESPP will initially be 1,365,560 shares, consisting of 500,000 shares first authorized under the ESPP and a maximum of 865,560 shares authorized but not issued under the Prior Plan following the offering period under the Prior Plan ending June 30, 2002, which shares will cease as of that date to be available for issuance under the Prior Plan and will become available for issuance under the ESPP. In addition, an annual increase will be added to the aggregate maximum number of shares available for issuance under the ESPP on the first day of the Company's fiscal year (beginning with the 2003 fiscal year) equal to the least of (i) 250,000 shares, (ii) 0.1% of the outstanding shares of the Common Stock at the end of the immediately preceding fiscal year on a fully diluted basis, and (iii) a lesser amount determined by the Board of Directors. These amounts (other than the percentage amount) are subject to adjustment for stock dividends, stock splits, and other events as provided in the ESPP. The Common Stock issued under the ESPP will be from authorized but unissued shares of the Common Stock or shares subsequently acquired by the Company.

        Effect of Termination.    Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the balance in the employee's account to the employee or to his or her estate. No interest will be paid on such amounts. In the event of a Company-approved leave of absence, a participant may elect to continue participation in the ESPP by making cash payments to the Company; however, such participation may only be continued for the first 90 days of such leave of absence unless the participant's re-employment rights are guaranteed by statute or contract.

        Neither amounts credited to an employee's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

        Administration.    The Board of Directors or the Compensation Committee will administer the ESPP. If designated by the Board or the Compensation Committee, an executive officer of the Company may also administer the ESPP. The Administrator of the ESPP is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application corresponds to the requirements of Code Section 423.

        Amendment of the ESPP.    The Board or the Compensation Committee has the power to amend, suspend or terminate the ESPP, except that the Board or the Compensation Committee may not amend the ESPP without shareholder approval if such approval is required by Code Section 423. Unless sooner terminated, the ESPP will terminate on January 15, 2012.

        Corporate Transactions.    In the event of a merger, consolidation or other corporate transaction as a result of which Company shareholders receive cash, stock or other property in exchange for their Common Stock, the offering period during which an employee may purchase stock will be shortened to a specified date before such proposed transaction, unless the successor agrees to assume the Company's obligations under the ESPP. In the event of a proposed liquidation or dissolution of the Company, the offering period during which an employee may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

        Federal Income Tax Consequences.    The Company intends that the ESPP qualify as an "employee stock purchase plan" under Code Section 423. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

        Under the Code, the Company is deemed to grant employee participants in the ESPP an "option" on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions or cash payment to the Company will purchase at the purchase price.

        The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (i) two years after the deemed "option" is granted (the first day of an offering period) and (ii) one year after the deemed "option" is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock generally must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the Common Stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the "option price." "Option price" is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee recognizes long-term capital loss.

        When an employee sells the Common Stock before the expiration of the required holding periods, the employee generally recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will also have a capital loss equal to such difference.

        Even though an employee who meets the requisite holding periods must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

Shareholder Approval

        For shareholders to approve the 2002 Employee Stock Purchase Plan, a quorum must exist at the Annual Meeting, and the number of votes cast in favor must exceed the number of votes cast against such approval.

        If the 2002 Employee Stock Purchase Plan is not approved by the shareholders, the Prior Plan will continue to be used so long as shares remain available for issuance under the Prior Plan. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted for the approval of the 2002 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors requests that the shareholders ratify its selection of Deloitte & Touche LLP as the independent auditors for the Company for the current fiscal year. In the event that ratification of this selection of independent auditors is not obtained, the Board of Directors will review its future selection of auditors.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.

Shareholder Approval

        For shareholders to ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the current fiscal year, the number of votes cast in favor must exceed the number of votes cast against such ratification.

        Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted in favor of ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY'S INDEPENDENT AUDITORS.

ANNUAL REPORT

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including financial statements and schedules, together with the Company's 2001 Summary Annual Report, was mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the 2001 Summary Annual Report may be obtained without charge by writing to Investor Relations, Washington Mutual, Inc., 1201 Third Avenue, 21st Floor, Seattle, Washington 98101. This Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, are also available from the Securities and Exchange Commission over the Internet at its website, http://www.sec.gov.

SHAREHOLDER PROPOSALS FOR 2003
ANNUAL MEETING

        Under the rules of the Securities and Exchange Commission and the Company's Bylaws, the Company must receive nominations for the election of directors or shareholder proposals for any new business to be taken up at the Company's 2003 Annual Meeting of Shareholders by November 19, 2002, to consider them for inclusion in the Company's 2003 proxy statement and form of proxy and for them to be brought before the 2003 Annual Meeting. The Secretary of the Company must receive any such nominations or shareholder proposals in writing at the executive offices by that date. The Company's address for these purposes is 1201 Third Avenue, Suite 1706, Seattle, Washington 98101, Attention: Secretary.

OTHER MATTERS

        As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

William L. Lynch Secretary

March 20, 2002

Appendix A

WASHINGTON MUTUAL, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

  SECTION 1. PURPOSE

        The purposes of the Washington Mutual, Inc. 2002 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of Washington Mutual, Inc., a Washington corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

  SECTION 2. DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "Additional Shares" has the meaning set forth in Section 6.

        "Affiliate" means any corporation, a majority of the voting stock of which is directly or indirectly owned by the Company.

        "Board" means the Board of Directors of the Company.

        "Cash Payment" has the meaning set forth in Section 9.1.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Company's Directors Compensation and Stock Option Committee or any other Board committee appointed by the Board to administer the Plan. Each member of the Committee will remain a member for the duration of the Plan, unless such member resigns or is removed earlier by majority vote of the Board.

        "Company" means Washington Mutual, Inc., a Washington corporation.

        "Designated Subsidiary" means any domestic Subsidiary Corporation or any other Subsidiary Corporation designated as such by the Board or the Committee.

        "Eligible Compensation" means the gross amount of wages, salaries and fees for personal services paid or accrued by the Company or a Designated Subsidiary to an Eligible Employee during any period under consideration pursuant to the terms of the Plan. Such compensation shall include commissions, production incentive compensation, bonuses and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or a Designated Subsidiary as an Eligible Employee and to the extent the amounts are includable in gross income. Such compensation shall exclude severance pay, moving expenses, long-term disability insurance payments, compensatory time, other fringe benefits or amounts attributable to any employee benefit plan (including without limitation (i) distributions from a deferred compensation plan, except amounts received from an unfunded, nonqualified plan in the year such amounts are includable in the Eligible Employee's gross income and (ii) amounts contributed by the Company for the Eligible Employee to any deferred compensation program or toward the purchase of a 403(b) annuity contract for the Eligible Employee, regardless of whether such contributions are excludible from the gross income of the Eligible Employee), amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and amounts not otherwise described in this sentence that receive special tax benefits.

        "Eligible Employee" means any employee (including officers and directors who are also employees) of the Company or a Designated Subsidiary who is in the employ of the Company or any Designated Subsidiary on one or more Offering Dates and who meets the following criteria:

        (a)  the employee does not, immediately after the Option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation;

        (b)  the employee's customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering;

        (c)  if specified by the Plan Administrator for any future Offerings, the employee customarily works a minimum of five months per year or any lesser period of time established by the Plan Administrator; and

        (d)  except as otherwise provided in Section 7.2, the employee has been employed for a minimum of one month prior to the first day of an Offering or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering. If a former Eligible Employee becomes an Eligible Employee again, all prior periods as an Eligible Employee shall be aggregated to determine whether the requirement of the preceding sentence has been met. An employee of a company acquired by the Company may count his or her time of employment with that company for purposes of satisfying the minimum employment period required by this subparagraph (d).

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

As a condition of participation, an Eligible Employee must agree in writing to provide all such forms and agreements as may be required by the Company or the Plan Administrator for the proper administration of the Plan and agree to the transfer of any amounts held under the Plan to any successor Plan Administrator selected by the Committee.

        "Enrollment Period" has the meaning set forth in Section 7.1.

        "ESPP Broker" has the meaning set forth in Section 10.2.

        "Fair Market Value" of a share of Stock on any given date shall be:

        (a)  The closing price of the Stock as traded on the New York Stock Exchange as published in The New York Times or The Wall Street Journal, on the specified date or, if no such price is available for the specified date, the price on the last preceding day for which such price exists.

        (b)  If the Stock is not traded as described in subparagraph (a), the value determined in good faith by the Committee or the Board.

        "Offering" has the meaning set forth in Section 5.1.

        "Offering Date" means the first day of an Offering.

        "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

        "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

        "Payroll Deductions" has the meaning set forth in Section 9.1.

        "Plan" means the Washington Mutual, Inc. 2002 Employee Stock Purchase Plan.

        "Plan Administrator" has the meaning set forth in Section 3.1.

        "Plan Year" means the 12-month period beginning each January 1, except that the first Plan Year shall begin July 1, 2002 and end December 31, 2002.

        "Purchase Date" means the last day of each Purchase Period.

        "Purchase Period" has the meaning set forth in Section 5.2.

        "Purchase Price" has the meaning set forth in Section 6.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stock" means the common stock of the Company, no par value.

        "Subscription" has the meaning set forth in Section 7.1.

        "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  SECTION 3. ADMINISTRATION

3.1 Plan Administrator

        The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2 Administration and Interpretation by the Plan Administrator

        Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company's other officers or employees as the Plan Administrator so determines.

  SECTION 4. STOCK SUBJECT TO PLAN

        Subject to adjustment from time to time as provided in Section 19.1, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be:

        (a)  500,000 shares, plus

        (b)  an annual increase to be added as of the first day of the Company's fiscal year beginning in 2003 equal to the least of (i) 250,000 shares and (ii) 0.1% of the outstanding shares of Stock as of the end of the Company's immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock) and (iii) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall continue to be included in the aggregate number of shares available for issuance under the Plan; plus

        (c)  any authorized shares not issued under the Washington Mutual Employees' Stock Purchase Plan, as amended (the "Prior Plan"), for the purchase period ending June 30, 2002, up to an aggregate maximum of 956,699 shares, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

        Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company.

  SECTION 5. OFFERING DATES

5.1 Offerings

        (a)  Except as otherwise set forth below, the Plan shall be implemented by a series of offerings that each last six months (each, an "Offering"), such Offerings to commence on January 1 and July 1 of each year and to end on the next June 30 and December 31, respectively. The first Offering shall begin on July 1, 2002 and shall end on December 31, 2002.

        (b)  Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Offering or for one or more future Offerings and (ii) different commencing and ending dates for any such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Stock on the Purchase Date, the Offering may not exceed 27 months.

        (c)  In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2 Purchase Periods

        (a)  Each Offering shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on January 1 and July 1 of each year and shall end on the next June 30 and December 31, respectively. The first Purchase Period shall begin on July 1, 2002 and shall end on December 31, 2002.

        (b)  Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Purchase Period or for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Periods.

        (c)  In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

  SECTION 6. PURCHASE PRICE

        (a)  The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Stock on a Purchase Date during the Offering.

        (b)  Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan (other than an annual increase pursuant to Section 4) is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the "Additional Shares"), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Stock's Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Stock on the Purchase Date.

  SECTION 7. PARTICIPATION IN THE PLAN

7.1 Initial Participation

        An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

        (a)  indicating the Eligible Employee's election to participate in the Plan;

        (b)  authorizing Cash Payments or Payroll Deductions and stating the amount to be deducted regularly from the Participant's Eligible Compensation; and

        (c)  authorizing the purchase of Stock for the Participant in each Purchase Period.

        An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

        Except as otherwise provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2 Alternative Initial Participation

        Notwithstanding any other provision of the Plan, the Board or the Committee may provide that any employee of the Company or any Designated Subsidiary who first qualifies as an Eligible Employee after an Offering Date shall, on a date or dates specified in the Offering that coincide with the day on which such person first meets such requirements or that occur on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Until otherwise provided by the Board or the Committee for a future Offering, any employee of the Company or any Designated Subsidiary who has been employed for a minimum of one month prior to the first day of the second calendar quarter during an Offering and otherwise qualifies as an Eligible Employee as of such date shall receive an Option under that Offering, provided such employee delivers a Subscription in accordance with Section 7.1.

        Any Option granted pursuant to this Section 7.2 shall have the same characteristics as any Options originally granted under the Offering, except that

        (a)  the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the Fair Market Value of the Stock on the date on which such Option is granted is less than the Fair Market Value of the Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

        (b)  the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

        (c)  the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive an Option for that Purchase Period.

7.3 Continued Participation

        A Participant who has elected to participate in an Offering shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.3 or terminates employment as provided in Section 12.

  SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1 Number of Shares Purchased

        (a)  No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

        (b)  A Participant may not purchase more than 2,000 shares of Stock during any Purchase Period or any Plan Year, except that a Participant may not purchase more than 1,000 shares of Stock under the Plan during the first Plan Year beginning July 1, 2002 and ending December 31, 2002.

        (c)  For a future Offering, the Board or the Committee may specify a different maximum number of shares of Stock that may be purchased by any Participant during a Purchase Period or other specified period, as well as specifying a maximum aggregate number of shares that may be purchased by all Participants during a specified period.

8.2 Pro Rata Allocation

        In the event the number of shares of Stock that might be purchased by all Participants exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

  SECTION 9. PURCHASE OF STOCK

9.1 General Rules

        A Participant may pay for Stock that is acquired pursuant to the exercise of all or any portion of an Option by (a) making a cash payment to his or her employer that shall be at least 1% but may not exceed 10% of his or her Eligible Compensation (a "Cash Payment") and/or (b) directing his or her employer to withhold a fixed dollar amount or percentage of his or her Eligible Compensation that shall be at least 1% but shall not exceed 10% of his or her Eligible Compensation for any Plan Year (a "Payroll Deduction"); provided that the Board or the Committee may specify different percentage limitations for a future Offering. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2 Method of Payment

        (a)  A Participant may make Cash Payments to the Participant's employer in such manner as is provided by the Committee. Any Cash Payment elected to be made by a Participant shall be made by a deadline specified by the Committee that shall not be later than the close of the Plan Year.

        (b)  Payroll Deductions shall commence on the first payday following an Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.3 Memorandum Accounts

        Individual accounts shall be maintained for each Participant for memorandum purposes only. All Cash Payments and/or Payroll Deductions from a Participant's Eligible Compensation shall be credited to such account but shall be deposited with the general funds of the Company. All Cash Payments and/or Payroll Deductions received or held by the Company may be used by the Company for any corporate purpose.

9.4 No Interest

        No interest shall be paid on Cash Payments and/or Payroll Deductions received or held by the Company.

9.5 Acquisition of Stock

        On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated Cash Payments and/or Payroll Deductions for the Purchase Period by the Purchase Price, including fractional shares, unless the Plan Administrator has determined for a future Offering that fractional shares may not be issued under the Plan; provided, that the number of shares of Stock purchased by the Participant shall not exceed the limitation on the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.6 Refund of Excess Amounts

        If the purchase of fractional shares is not permitted for any future Offering, any cash balance remaining in the Participant's account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Stock shall be applied to the purchase of Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. All other amounts remaining in a Participant's account after a Purchase Date shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.7 Withholding Obligations

        At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, a Participant shall make adequate provision for local, state, federal and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.8 Termination of Participation

        No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date.

9.9 Procedural Matters

        The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.10 Leaves of Absence

        During leaves of absence approved by the Company and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Company on the Participant's normal paydays equal to the amount of his or her Cash Payments and/or Payroll Deductions under the Plan had the Participant not taken a leave of absence. Currently, the treasury regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

  SECTION 10. STOCK PURCHASED UNDER THE PLAN

10.1 Restrictions on Transfer of Stock

        (a)  Shares of Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Plan Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Stock purchased under the Plan and will have all rights of beneficial ownership in such Stock, except that the Participant may not transfer or otherwise dispose of such Stock for any period of time (a "Holding Period") following the Purchase Date for such Stock specified for any future Offering by the Board or the Committee.

        (b)  The Company or the ESPP Broker will retain custody of the Stock purchased under the Plan for a period of time ending no earlier than the expiration of any Holding Period. A book entry stock account will be established in each Participant's name (a "Stock Account").

        (c)  Cash dividends paid on Stock in a Participant's Stock Account due to any Holding Period or because the Participant has not made a request for delivery shall be used by the custodian of such Stock to purchase additional shares of Stock, which shall be credited to the Participant's Stock Account. Dividends paid in the form of shares of Stock with respect to Stock in a Participant's Stock Account shall be credited to such Stock Account. Stock credited to a Participant's Stock Account due to cash or stock dividends with respect to Stock that is subject to any Holding Period shall be restricted for the same period as the Stock with respect to which the dividend was paid.

        (d)  Upon termination of the Participant's employment because of retirement, disability or death, any Holding Period will be deemed to be satisfied as of the date of such termination.

10.2 ESPP Broker

        If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time after expiration of a Holding Period set forth in Section 10.1(a), but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the holding periods set forth above have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Stock with respect to Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.3 Notice of Disposition

        By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

  SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND VOLUNTARY WITHDRAWAL

11.1 Changes in Withholding Amounts

        (a)  Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce Payroll Deductions to 0% by completing and filing with the Company an amended Subscription authorizing cessation of Payroll Deductions. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing the amended Subscription, provided the amended Subscription is filed prior to any date required by the Plan Administrator. If not filed prior to such date, the change in rate shall be effective as of the beginning of the next succeeding payroll period. All Payroll Deductions accrued by a Participant as of such effective date shall continue to be applied toward the purchase of Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3, respectively. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

        (b)  Unless the Plan Administrator determines otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods within an Offering by filing with the Plan Administrator an amended Subscription; provided, however, that notice of such election must be delivered to the Plan Administrator at least ten days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

        (c)  Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant's Payroll Deductions or Cash Payments shall be decreased to 0% during any Purchase Period if the aggregate of all the Participant's Payroll Deductions or Cash Payments accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Stock on the Offering Date of the Offering). Payroll Deductions or Cash Payments shall re-commence at the rate provided in such Participant's Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3, respectively, or indicates otherwise in an amended Subscription. Also notwithstanding the foregoing, a Participant's Payroll Deductions or Cash Payments shall be decreased to 0% at such time that the aggregate of all Payroll Deductions or Cash Payments accumulated with respect to an Offering exceeds the amount necessary to purchase (i) 2,000 shares of Stock in any Purchase Period or Plan Year (or such other number as the Board or Committee shall specify for a future Offering). Payroll Deductions or Cash Payments shall re-commence at the rate provided in such Participant's Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

11.2 Withdrawal From an Offering

        A Participant may withdraw from an Offering by completing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective. Unless otherwise indicated by a Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering, provided that such Participant is still an Eligible Employee upon commencement of such succeeding Offering. A Participant may not resume participation in the same Offering at any time following withdrawal from such Offering.

11.3 Withdrawal From the Plan

        A Participant may withdraw from the Plan by completing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective, or by any other date specified by the Plan Administrator for a future Offering.

11.4 Notice of Withdrawal; Effect of Withdrawal on Prior Purchase Periods; Re-enrollment in the Plan

        (a)  The Company may, from time to time, impose a requirement that any notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal.

        (b)  If a Participant withdraws from an Offering or the Plan after the Purchase Date for a Purchase Period, the withdrawal shall not affect Stock acquired by the Participant in any earlier Purchase Periods.

        (c)  In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

11.5 Return of Cash Payments and/or Payroll Deductions

        Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated Cash Payment and/or Payroll Deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated Cash Payments and/or Payroll Deductions may not be applied to any other Offering under the Plan.

  SECTION 12. TERMINATION OF EMPLOYMENT

        (a)  Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The Cash Payments and/or Payroll Deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 13.2, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

        (b)  The former Participant's account may be continued with the Plan Administrator at the Participant's expense, or the account may be closed after which a stock certificate for the full number of shares in the account will be delivered to the former Participant with a check for any fractional shares and cash in the account.

  SECTION 13. RESTRICTIONS ON ASSIGNMENT

13.1 Transferability

        An Option granted under the Plan shall not be transferable, and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void, and shall automatically terminate all rights of a Participant under the Plan.

13.2 Beneficiary Designation

        A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event that the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to Employee Benefits or other individual performing similar functions.

  SECTION 14. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

        With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

  SECTION 15. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

        The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. Subject to the limitations set forth in Section 10, therefore, a Participant may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

  SECTION 16. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

        (a)  The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided, further, that except as provided in this Section 16, no amendment to the Plan shall make any change in any Option previously granted that adversely affects the rights of any Participant.

        (b)  The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board or the Committee may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

        (c)  Except as provided in Section 19, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board or the Committee on a Purchase Date or by the Board's or the Committee's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board or the Committee determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

  SECTION 17. NO RIGHTS AS AN EMPLOYEE

        Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

  SECTION 18. EFFECT UPON OTHER PLANS

        The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

  SECTION 19. ADJUSTMENTS

19.1 Adjustment to Shares

        The maximum number and kind of shares of Stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

        (a)  the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

        (b)  the Company or an Affiliate engages in a transaction to which Code Section 424(a) applies; or

        (c)  there occurs any other event that in the judgment of the Board or the Committee necessitates such action;

provided, however, that if an event described in subparagraph (a) or (b) above occurs, the Board or the Committee shall make adjustments to the limits on purchases specified in Section 8.1(b) that are proportionate to the modifications of the Stock that are on account of such corporate changes.

19.2 Dissolution or Liquidation of the Company

        In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or the Committee. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

19.3 Company Transaction

        Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock (a "Company Transaction"), each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the "Successor Company"). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

19.4 Limitations

        The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  SECTION 20. REGISTRATION; CERTIFICATES FOR SHARES

        Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

        To the extent that the Plan or any instrument evidencing shares of Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

  SECTION 21. EFFECTIVE DATE

        The Plan shall become effective on the date it is approved by the Company's shareholders, so long as such approval is obtained within 12 months of the date on which the Plan was adopted by the Board.

1201 THIRD AVENUE, SEATTLE, WA 98101

PROXY FOR THE APRIL 16, 2002 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WASHINGTON MUTUAL, INC.

        The undersigned shareholder(s) of Washington Mutual, Inc. (the "Company") hereby appoints William L. Lynch and Fay L. Chapman, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company and all Premium Income Equity Securities ("PIES") (by virtue of the share of Series H Preferred Stock pledged to secure the obligations comprising each PIES) held of record by the undersigned on March 1, 2002, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Tuesday, April 16, 2002, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote per share and each PIES is entitled to one-tenth vote per PIES for each of the items properly presented at the Annual Meeting.

—FOLD AND DETACH HERE—

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 16, 2002
2:00 p.m.

The Paramount Theatre
911 Pine Street
Seattle, Washington

Please mark your votes as indicated in this example.	☒
The Board of Directors recommends a vote FOR items 1,2, and 3.		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
		☐	☐
1.	ELECTION OF DIRECTORS:
	Nominee (Term will expire in 2004): Nominees (Term will expire in 2005):	Margaret Osmer-McQuade David Bonderman Phillip D. Matthews Mary E. Pugh William G. Reed, Jr. James H. Stever
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2.	APPROVAL OF THE WASHINGTON MUTUAL, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.	☐	☐	☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
Signature(s)	Date	, 2002

(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)

^ FOLD AND DETACH HERE ^

QuickLinks

IMPORTANT
Contents
ITEM 1. ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.
PRINCIPAL HOLDERS OF COMMON STOCK
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PENSION PLANS AND AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT'S FEES
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN
ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ANNUAL REPORT
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
WASHINGTON MUTUAL, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN